INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

PLANET 13 HOLDINGS INC.

CUSIP: 72706K101
ISIN: CA72706K1012

CERT.9999

9,000,000,000**
9,000,000,000
****9,000,000,000**
*****9,000,000,000*
******9,000,000,000

THIS CERTIFIES THAT

*** SPECIMEN ***

IS THE REGISTERED HOLDER OF

*** NINE BILLION AND 00/100 ***

FULLY PAID AND NON-ASSESSABLE COMMON STOCK WITHOUT PAR VALUE IN THE CAPITAL OF

PLANET 13 HOLDINGS INC.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Co-CEO and Co-President

Secretary

Co-CEO and Co-President

DATED: SEPTEMBER 15, 2023

COUNTERSIGNED AND REGISTERED
ODYSSEY TRANSFER US INC.
TRANSFER AGENT & REGISTRAR
Woodbury, Minnesota

By: ______________________________
Authorized Officer

The shares represented by this certificate are transferable at the offices of Odyssey Transfer Us Inc. Woodbury, Minnesota